Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-282129) of Peak Resources LP of our report dated May 29, 2024, relating to the consolidated financial statements of Peak BLM Lease LLC and Subsidiary. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

Denver, Colorado

October 15, 2024